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                                                                       EXHIBIT 2


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                                     WARRANT

                           to Purchase Common Stock of


                                 RCN Corporation

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                                             Warrant No. 1
                                             Original Issue Date:  June 28, 2001

NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES "ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, OTHER THAN (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO IT. IN ADDITION, THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS CONTAINED IN THE STOCK PURCHASE AGREEMENT DATED AS OF MAY 28, 2001 BETWEEN THE COMPANY AND RED BASIN, LLC. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY SUCH CERTIFICATES AND OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.



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                                                                   Warrant No. 1

                                     WARRANT

                                 RCN CORPORATION

     THIS IS TO CERTIFY THAT RED BASIN, LLC is entitled, at any time from and after the Exercisability Date (such term, and certain other capitalized terms used herein being hereinafter defined) and prior to the Expiration Date, to purchase from RCN CORPORATION, a Delaware corporation (the "Company"), 3,830,537 shares of Common Stock (subject to adjustment as provided in Section 4 hereof), at the Exercise Price (subject to adjustment as provided in Section 4 hereof), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1. DEFINITIONS

     As used in this Warrant, the following terms have the respective meanings set forth below:

     "Beneficially Owned" or "Beneficial Owner" shall have the interpretation set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

     "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

     "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock of the Company, par value $0.01 per share, as constituted on the Original Issue Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include shares of common stock of any successor or acquiring corporation (as defined in Section 4.3 hereof received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.3 hereof.

     "Designated Office" shall have the meaning set forth in Section 10 hereof.

     "Exercisability Date" shall mean the later of (i) December 25, 2001, (ii) such time after the expiration of the applicable waiting period in respect of any filing required to be made prior to the exercise of all or any portion of this Warrant under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) such time after all notices, approvals, consents or waivers, if any, that may be required by Regulatory Author-



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ities (as defined in the Stock Purchase Agreement) shall have been made or obtained, as applicable.

     "Exercise Date" shall have the meaning set forth in Section 2.1(a) hereof.

     "Exercise Notice" shall have the meaning set forth in Section 2.1(a) hereof.

     "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1 hereof.

     "Exercise Price" shall mean, in respect of a share of Common Stock at any date herein specified, $12.928 per share, as adjusted from time to time pursuant to Section 4 hereof.

     "Expiration Date" shall mean December 28, 2005.

     "Holder" shall mean the Person in whose name the Warrant set forth herein is registered from time to time on the books of the Company maintained for such purpose.

     "Opinion of Counsel" means a written opinion of counsel (who may be an employee of a Holder) experienced in Securities Act matters chosen by the holder of this Warrant or Warrant Stock issued upon the exercise hereof and reasonably acceptable to the Company.

     "Original Issue Date" shall mean the date on which the Original Warrants were issued, as set forth on the cover page of this Warrant.

     "Original Warrants" shall mean the Warrants originally issued by the Company on the Original Issue Date to RED BASIN, LLC.

     "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 8.2(a) hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.


                                       2

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     "Stock Purchase Agreement" shall mean the Stock Purchase Agreement by and between the Company and Red Basin, LLC, dated as of May 28, 2001, as it may be amended and restated from time to time in accordance with its terms.

     "Subsidiary" means any corporation or association more than 50% (by number of votes) of the voting stock of which is at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries, or any other business entity in which the Company or one or more Subsidiaries or the Company and one or more Subsidiaries own more than a 50% interest either in the profits or capital of such business entity.

     "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a "sale" thereof within the meaning of the Securities Act.

     "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section
2.1 hereof, multiplied by (ii) the Exercise Price as of the date of such exercise.

     "Warrants" shall mean the Original Warrants and all warrants issued upon transfer, division or combination of, or in substitution for, such Original Warrants or any other such Warrant. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

     "Warrant Stock" generally shall mean the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise of Warrants until such time as such shares of Common Stock have either been (i) Transferred in a public offering pursuant to a registration statement filed under the Securities Act or (ii) Transferred in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Rule 144 thereunder with all transfer restrictions and restrictive legends with respect to such Common Stock being removed in connection with such transaction.

2. EXERCISE OF WARRANT

     2.1 Manner of Exercise.

     (1) From and after the Exercisability Date and until 5:00 P.M., New York City time, on the Expiration Date, the Holder may from time to time exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder (subject to adjustment pursuant to Section 4 hereof). In order to exercise this Warrant, in whole or in part, the Holder shall (i) deliver to the Company at the Designated Office (as defined herein) a written notice of the Holder's election to exercise this Warrant


                                       3

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(an "Exercise Notice"), which Exercise Notice shall be irrevocable and specify the number of shares of Common Stock to be purchased, together with this Warrant and (ii) pay to the Company the Warrant Price (the date on which both such delivery and payment shall have first taken place being hereinafter sometimes referred to as the "Exercise Date") by delivery of a certified or official bank check in the amount of such Warrant Price. Such Exercise Notice shall be in the form of the subscription form attached as Annex A to this Warrant, duly executed by the Holder or its duly authorized agent or attorney. In the event that a certificate is surrendered for exercise of less than all the Warrants represented by such certificate at any time prior to the Expiration Date, a new certificate representing the remaining Warrants shall be issued.

     (2) Upon receipt of such Exercise Notice, Warrant and payment of the Warrant Price, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice and shall be registered in the name of the Holder or such other name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the Exercise Date; provided, however, that a Holder shall not be entitled to revoke, rescind or modify its Exercise Notice after such notice is delivered to the Company.

     (3) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Common Stock being issued, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant. Such new Warrant shall in all other respects be identical with this Warrant.

     2.2 No Liens. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, issued without violation of any preemptive rights and free and clear of all liens (other than any created by actions of the Holder).

     2.3 Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant and, in lieu thereof, the Company shall pay a cash adjustment in respect of fractional share in an amount equal to the same fraction of the market value of one share of Common Stock on the Exercise Date, with such market value being equal to the average of the closing sales prices per share of Common Stock for the twenty consecutive trading days preceding such date.


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     2.4 Continued Validity and Application. A holder of shares of Warrant Stock issued upon the exercise of this Warrant, in whole or in part, including any transferee of such shares (other than a transferee in whose hands such shares no longer constitute Warrant Stock as defined herein), shall continue, with respect to such shares, to be entitled to all rights and to be subject to all obligations that are applicable to such holder by the terms of this Warrant.

3. TRANSFER, DIVISION AND COMBINATION

     3.1 Transfer. Subject to compliance with Section 8 hereof, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with a written assignment of this Warrant in the form attached as Annex B to this Warrant, duly executed by the Holder or its duly authorized agent or attorney. Upon such surrender and delivery, the Company shall, subject to Section 8 hereof, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 8 hereof, may be exercised by the new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

     3.2 Division and Combination. Subject to compliance with the applicable provisions of this Warrant, this Warrant may be divided or combined with other Warrants upon presentation hereof at the Designated Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with the applicable provisions of this Warrant as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     3.3 Expenses. The Company shall prepare, issue and deliver at its own expense any new Warrant or Warrants required to be issued under this Section 3.

     3.4 Maintenance of Books. The Company agrees to maintain, at the Designated Office, books for the registration and transfer of the Warrants.

4. ANTIDILUTION PROVISIONS

     The number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 4.


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     4.1 Stock Dividends, Subdivisions and Combinations. If at any time the
Company shall:

          (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

          (b) subdivide, split or reclassify its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

          (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the Exercise Price shall be adjusted to equal the product of the Exercise Price in effect immediately prior to such event multiplied by a fraction the numerator of which is equal to the number of shares of Common Stock outstanding immediately prior to the adjustment and the denominator of which is equal to the number of shares of Common Stock outstanding immediately after such adjustment.

     4.2 Adjustment of Number of Shares Purchasable. Upon any adjustment of the Exercise Price as provided in Sections 4.1 and 4.3 hereof, as applicable, the Holder hereof shall thereafter be entitled to purchase upon the exercise of this Warrant, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable on the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

     4.3 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is any change whatsoever in, or distribution with respect to, the outstanding Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, (a) shares of common stock of the successor or acquiring corporation or of the Company (if it is the surviving corporation) or (b) any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property") are to be received by or distributed to the holders of Common Stock of the Company who are holders immediately prior to such transaction, then the Holder of this Warrant shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or


                                       6

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of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In such event, the aggregate Exercise Price otherwise payable for the shares of Common Stock issuable upon exercise of this Warrant shall be allocated among the shares of common stock and Other Property receivable as a result of such reorganization, reclassification, merger, consolidation or disposition of assets in proportion to the respective fair market values of such shares of common stock and Other Property as determined in good faith by the Board of Directors of the Company. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be reasonably deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of any shares of the common stock of such successor or acquiring corporation for which this Warrant thus becomes exercisable, which modifications shall be as equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.3, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class that is not preferred as to dividends or assets over any other class of stock of such corporation and that is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.3 shall similarly apply to successive reorganizations, reclassification, mergers, consolidations or disposition of assets.

     0.1 Determination of Consideration. For purposes of Section 4.3 hereof, as applicable, the consideration received and/or receivable by the Company in connection with the issuance, sale, grant or exercise of additional shares of Common Stock, irrespective of the accounting treatment of such consideration, shall be valued as follows:

          (a) Cash Payment. In the case of cash, the net amount received by the Company after deduction of any underwriting commissions or concessions paid or allowed by the Company.

          (b) Securities or Other Property. In the case of securities or other property, the fair market value thereof as of the date immediately preceding such issuance, sale, grant or exercise as determined in good faith by the Board of Directors of the Company.


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     4.4 Other Provisions Applicable to Adjustments Under this Section 4. The following provisions shall be applicable to the adjustments provided for pursuant to this Section 4:

          (a) When Adjustments to Be Made. The adjustments required by this
     Section 4 shall be made whenever and as often as any specified event requiring such an adjustment shall occur. For the purpose of any such adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

          (b) Record Date. In case the Company shall take a record of the holders of the Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in Common Stock, then all references in this Section 4 to the date of the issuance or sale of such shares of Common Stock shall be deemed to be references to such record date.

          (c) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

          (d) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution to which the provisions of Section 4.1 hereof would apply, but shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          (e) Certain Limitations. Notwithstanding anything herein to the contrary, no adjustment hereunder, including under Sections 4.1 and 4.3 hereof, as applicable, shall be made, to the extent it would cause the Exercise Price to be less than the par value of the Common Stock, if any.

          (f) Tax Adjustments. The Company may make such reductions in the Exercise Price or increase in the number of Common Stock to be received by any Holder upon the exercise or exchange of this Warrant, in addition to those adjustments required by this Section 4, as it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Stock or any stock dividend made by the Company to the holders of its Common Stock shall not be taxable to such holders.

          (g) Certain Business Combinations. The Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property


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     to, any other entity unless the successor or purchasing entity, as the case may be (if not the Company), shall expressly agree to provide to each Holder the securities, cash or property required by Section 4.3 hereof upon the exercise or exchange of this Warrant.

          (h) Notice of Adjustments. Whenever the number of shares of Common Stock for which this Warrant is exercisable or the Exercise Price shall be adjusted pursuant to this Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.3 hereof) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any related change in the Exercise Price, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 14.3 hereof. The Company shall keep at its principal office or at the Designated Office, if different, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective transferee of a Warrant designated by a Holder thereof.

          (i) Independent Application. Except as otherwise provided herein, all subsections of this Section 4 are intended to operate independently of one another (but without duplication). If any single transaction would require adjustment of the Exercise Price pursuant to more than one subsection of this Section 4, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

5. NO IMPAIRMENT

     The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, free and clear of all liens, and shall use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction over it as may be necessary to enable the Company to perform its obligations under this Warrant.


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


6. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

     From and after the Original Issue Date, the Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock issuable pursuant to the terms hereof, when issued upon exercise of this Warrant with payment therefor in accordance with the terms hereof, shall be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all liens. Before taking any action that would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction over such action.

7. NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER BOOKS

     7.1 Notices of Corporate Actions. In the event of: (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or distribution, (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer or other disposition of all or substantially all the assets of the Company to another Person or (c) any action taken by the Company which would require an adjustment pursuant to Section 4 hereof, the Company shall mail to each Holder of a Warrant in accordance with the provisions of Section 11.2 hereof a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend or distribution, and the amount and character of such dividend or distribution and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer or disposition is to take place, the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or Other Property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer or disposition and a description in reasonable detail of the transaction. Such notice shall be mailed to the extent practicable under the circumstances as determined in the reasonable judgment of an officer of the Company at least fifteen (15) days prior to the date therein specified, and shall describe the material terms of the matter in question. In the event that the Company at any time sends any other notice to the holders of its Common Stock, it shall concurrently send a copy of such notice to each Holder of a Warrant.

     7.2 Taking of Record. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of


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any Section hereof refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day.

     7.3 Closing of Transfer Books. The Company shall not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

     7.4 No Rights as Stockholders. Except as provided herein, Holders shall have no rights as holders of Common Stock of the Company solely as a result of being the Beneficial Owner of a Warrant. Holders shall have no right to vote, consent or otherwise participate with respect to matters submitted to a vote of the stockholders of the Company.

8. TRANSFER

     The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 8.

     8.1 Restrictions on Transfer. Neither this Warrant nor any shares of Restricted Common Stock issued upon the exercise hereof shall be Transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from the registration provisions thereof. The Holder of this Warrant by its acceptance hereof agrees not to offer, sell or otherwise transfer this Warrant other than (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act or (c) pursuant to any other available exemption from the registration requirements of the Securities Act, subject to the Company's right prior to any such offer, sale or transfer pursuant to clause (c) to require the delivery of an Opinion of Counsel, certification and/or other information reasonably satisfactory to it. In addition, this Warrant and the Warrant Stock issuable upon conversion hereof are subject to transfer and other restrictions contained in the Stock Purchase Agreement. In connection with any Transfer, the Holder will deliver to the Company such certificates and other information as the Company may reasonably require to confirm that the transfer complies with the foregoing restrictions. Holders of the Warrants or the Restricted Common Stock, as the case may be, shall not be entitled to Transfer such Warrants or such Restricted Common Stock except in accordance with this Section 8.1.

8.2 Restrictive Legends.

     (1) Except as otherwise provided in this Section 8, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with two legends in substantially the following forms:


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     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
     THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OTHER THAN (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO IT. IN ADDITION, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS CONTAINED IN THE STOCK PURCHASE AGREEMENT, DATED AS OF MAY 28, 2001, BY AND BETWEEN THE COMPANY AND RED BASIN, LLC. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY SUCH CERTIFICATES AND OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ENTITLED TO THE BENEFITS OF AND ARE SUBJECT TO CERTAIN OBLIGATIONS SET FORTH IN THE WARRANT PURSUANT TO THE EXERCISE OF WHICH SUCH SHARES WERE ISSUED. A COPY OF SUCH WARRANT IS AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY."

     (2) Except as otherwise provided in this Section 8, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES "ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, OTHER THAN (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN

     DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO IT. IN ADDITION, THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS CONTAINED IN THE STOCK PURCHASE AGREEMENT DATED AS OF MAY 28, 2001 BETWEEN THE COMPANY AND RED BASIN, LLC. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY SUCH CERTIFICATES AND OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

     8.3 Termination of Securities Law Restrictions. Notwithstanding the foregoing provisions of Section 8, the restrictions imposed by Section 8.1 hereof upon the transferability of the Warrants and the Restricted Common Stock and the legend requirements of Section 8.2 hereof shall terminate as to any particular Warrant or shares of Restricted Common Stock when the Company shall have received from the holder thereof an Opinion of Counsel to the effect that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by Sections 8.1 and 8.2 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

     "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN SECTIONS 8.1 AND 8.2 HEREOF TERMINATED ON ______________, 20__, AND ARE OF NO FURTHER FORCE AND EFFECT."

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Wherever the restrictions imposed by this Section 8.3 shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 8.2(a) hereof.

     8.4 Nominees for Beneficial Owners. In the event that any Warrant Stock is held by a nominee for the Beneficial Owner thereof, the Beneficial Owner thereof may, at its election, be treated as the holder of such Warrant Stock for purposes of any request or other action by any holder or holders of Warrant Stock pursuant to this Warrant or any determination of any number or percentage of shares of Warrant Stock held by any holder or holders of Warrant Stock contemplated by this Agreement. If the Beneficial Owner of any Warrant Stock so elects, the Company may require assurances reasonably satisfactory to it of such owner's Beneficial Ownership of such Warrant Stock; provided, however, that in no event shall there be "double-counting" of Warrants or Warrant Stock.

     8.5 Payment of Taxes. The Company shall not be required to issue or deliver Warrant Stock or a new Warrant unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of any applicable transfer or stamp taxes or shall have established to the reasonable satisfaction of the Company that such taxes have been paid or are not due and owing.

9. LOSS OR MUTILATION

     Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, however, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

10. OFFICE OF THE COMPANY

     As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the "Designated Office"), where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company at 105 Carnegie Center, Princeton, NJ 08540. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all registered holders of Warrants at least ten (10) Business Days prior to the effective date of such change.

11. REGISTRATION RIGHTS

     Red Basin, LLC and Affiliated Permitted Transferees (as defined in the Stock Purchase Agreement) shall be entitled to the benefit of the registration rights set forth as Exhibit C to the Stock Purchase Agreement in respect of the Warrants and the Warrant Stock.

     11.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Person.

     11.2 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a) if to any Holder of this Warrant or holder of Warrant Stock issued upon the exercise hereof, at its last known address appearing on the books of the Company maintained for such purpose;

          (b) if to the Company, at its Designated Office;

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail, or one (1) Business Day after the same shall have been delivered to Federal Express or another overnight courier service.

     11.3 Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder to pay the Exercise Price for any Warrant Stock other than pursuant to an exercise of this Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     11.4 Remedies. Each holder of Warrants and/or Warrant Stock, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

     11.5 Successors and Assigns. Subject to the provisions of Sections 3.1, 8.1 and 8.2, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holder hereof. The provisions of this Warrant are intended to be for the benefit of all

Holders from time to time of this Warrant and, to the extent applicable, all holders of shares of Warrant Stock issued upon the exercise hereof (including permitted transferees), and shall be enforceable by any such holder.

     11.6 Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and holders of Warrants exercisable for the purchase of more than fifty percent (50%) of the aggregate number of shares of Warrant Stock then purchasable upon exercise of all then outstanding Warrants, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the written consent of the holder thereof.

     11.7 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

     11.8 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

     11.9 GOVERNING LAW; JURISDICTION. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS WARRANT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, EXCEPT WITH RESPECT TO THE VALIDITY OF THIS WARRANT, THE ISSUANCE OF WARRANT STOCK UPON EXERCISE HEREOF AND THE RIGHTS AND DUTIES OF THE COMPANY WITH RESPECT TO REGISTRATION OF TRANSFER, WHICH SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK CITY SHALL HAVE, EXCEPT AS SET FORTH BELOW, EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY AND THE HOLDER OF THIS WARRANT PERTAINING TO THIS WARRANT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, PROVIDED, THAT IT IS ACKNOWLEDGED THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK CITY.

             (The balance of this page is intentionally left blank.)

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer with effect from the date first set forth above.

                                        RCN CORPORATION


                                        By: /s/ John J. Jones
                                            ------------------------------
                                            Name:  John J. Jones
                                            Title: Executive Vice President,
                                                   General Counsel and Corporate
                                                   Secretary

                                                                         ANNEX A
                                                                         -------

                                SUBSCRIPTION FORM

                [To be executed only upon an exercise of Warrant]

     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of shares of Common Stock and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________ whose address is ________________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

                                        -------------------------------
                                        (Name of Registered Owner)

                                        -------------------------------
                                        (Signature of Registered Owner)

                                        -------------------------------
                                        (Street Address)

                                        -------------------------------
                                        (City)    (State)    (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                         ANNEX B
                                                                         -------

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:


--------------------------------------- ----------------------------------------

Name and Address of Assignee                   Number of Shares of Common Stock
----------------------------                   --------------------------------
--------------------------------------- ----------------------------------------


and does hereby irrevocably constitute and appoint ________ _____________ attorney-in-fact to register such transfer onto the books of the Company maintained for the purpose, with full power of substitution in the premises.

Dated:___________________               Print Name:___________________


                                        Signature:____________________


                                        Witness:______________________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.


                                      B-1